Exhibit 99.1

GameStop Reports Sales and Earnings for Fiscal 2013 and Provides 2014 Outlook

New consoles drive positive same store sales in Q4 and full year

Company completes acquisitions of Simply Mac and Spring Mobile

2014 full year EPS forecast to increase 13% to 23%

GRAPEVINE, Texas--(BUSINESS WIRE)--March 27, 2014--GameStop Corp. (NYSE: GME), a global, multichannel video game, consumer electronics and wireless services retailer, today reported sales and earnings for the fourth quarter and fiscal year ended Feb. 1, 2014.

Paul Raines, chief executive officer, stated, “The launch of new consoles in 2013 marked the return of innovation to the video game category and GameStop's market share increased to an all-time high. Our emerging digital and mobile businesses, which did not exist three years ago, surpassed $1 billion of revenue. As we push forward into 2014, both the re-energized video game category and our new Technology Brands business unit provide us with solid growth opportunities in the consumer electronics and wireless markets.”

Fourth Quarter Results

Total global sales for the 13-week fourth quarter of 2013 were $3.68 billion, a 3.4% increase compared to $3.56 billion in the 14-week prior year quarter. Consolidated comparable store sales increased 7.8% compared to the prior year quarter. The growth in sales and comps was driven by the successful launches of Microsoft’s Xbox One and Sony’s PlayStation 4.

GameStop’s fourth quarter net earnings were $220.5 million, including goodwill and asset impairment charges, compared to net earnings of $261.1 million in the prior year quarter. Diluted earnings per share were $1.89 compared to diluted earnings per share of $2.15 in the prior year quarter.

Fourth quarter net earnings included goodwill and asset impairment charges of $28.7 million ($22.8 million, net of tax benefits), or $0.20 per diluted share, primarily due to the closure of Spawn Labs and store asset impairments. The company also recorded a non-recurring benefit of $33.6 million ($20.9 million after tax), or $0.18 per diluted share, from a change in accounting estimates primarily related to redemption rates in our PowerUp Rewards and other customer liability programs. A reconciliation of non-GAAP adjusted net income to GAAP net income is included with this release (Schedule III).

Fiscal 2013 Results

For fiscal year 2013, total global sales were $9.04 billion, a 1.7% increase compared to $8.89 billion in fiscal 2012. Full year consolidated comparable store sales increased 3.8% compared to fiscal 2012, primarily driven by a 29.7% increase in new video game hardware sales related to the launches of Microsoft’s Xbox One and Sony’s PlayStation 4.

New video game software and pre-owned and value products sales declined 2.8% and 4.1%, respectively. Until the fourth quarter, these two categories were impacted by limited new title releases and a decrease in store traffic. For the full year, digital receipts increased 15.1% to $724.4 million, or $217.7 million of sales on a GAAP basis. Mobile and consumer electronics sales, which include Technology Brands revenues, increased 51.6% over 2012.

GameStop’s fiscal 2013 net earnings were $354.2 million, including the aforementioned charges and non-recurring benefit, compared to a net loss of $269.7 million, including restructuring, impairment and debt retirement expenses of $680.7 million ($672.7 million, net of tax benefit), in fiscal 2012. Diluted earnings per share were $2.99 compared to a loss per share of $2.13 in fiscal 2012.

Capital Allocation Update

During the fourth quarter of 2013, the company repurchased 1,037,800 shares, or $49.5 million of stock. For fiscal 2013, the company repurchased 6.28 million shares, or $258.3 million of stock. In addition, the company paid out $131 million in dividends during fiscal 2013.

For fiscal 2014, through March 20, GameStop has repurchased 555,200 shares at an average price of $37.17, or $20.6 million worth of stock. Currently, there is $436.5 million remaining on the existing repurchase authorization.

On March 4, 2014, the company announced a 20% increase of its regular annual cash dividend from $1.10 to $1.32 per share. On March 25, 2014, the company paid its quarterly dividend of $0.33 per share.

2014 Outlook

Based on current market information available, GameStop is providing the following financial guidance for fiscal 2014, including growth in net income ranging from 12.0% to 22.0%, in line with current consensus estimates.

	First Quarter	Fiscal Year 2014
Total Sales	7.0% to 10.0%	8.0% to 14.0%

Comparable Store Sales	5.0% to 8.0%	6.0% to 12.0%

Depreciation & Amortization Expense (in millions)	$40.0 to $42.0	$165.0 to $175.0

Income Tax Rate	36.5% to 37.5%	36.5% to 37.5%

Operating Margin	5.0% to 5.5%	6.5% to 7.0%

Net Income (in millions)	$64.0 to $70.0	$398.0 to $433.0

Weighted Average Shares Outstanding	116,700,000	117,000,000

Diluted Earnings per Share	$0.55 to $0.60	$3.40 to $3.70

In 2014, GameStop expects to reduce its video game store count by approximately 2%.

Note: The guidance only includes the effect of the shares purchased fiscal year-to-date from the existing $500 million share repurchase plan and is based on the fiscal 2014 forecasted weighted average shares outstanding of 117,000,000.

Conference Call Information

A conference call with GameStop Corp.’s management is scheduled for March 27, 2014 at 10:00 a.m. CDT to discuss the company’s financial results and to provide its 2014 outlook. The phone number for the call is 888-211-9951 and the pass code is 7583159. This call can also be accessed at GameStop Corp.’s investor relations home page at http://investor.GameStop.com/. The conference call will be archived for two months on GameStop’s corporate website.

Supplemental Information

Following the completion of the Simply Mac and Spring Mobile acquisitions during the fourth quarter of fiscal 2013, in the company’s SEC filings, we are reporting our business in four Video Game Brands segments: United States, Canada, Australia and Europe; and a Technology Brands segment. The Video Game Brands segments include more than 6,400 stores, along with e-commerce operations, Game Informer® magazine, www.kongregate.com and an online consumer electronics marketplace available at www.buymytronics.com.

Our Technology Brands segment includes all of our Simply Mac, Spring Mobile and Aio Wireless stores. Simply Mac operates 23 stores which sell Apple products, including desktop computers, laptops, tablets and smartphones and related accessories. As an authorized Apple reseller, Simply Mac also offers certified training, warranty and repair services to its customers. Spring Mobile sells post-paid AT&T services and wireless products through its 164 AT&T branded stores. Aio Wireless is a new AT&T brand offering pre-paid wireless services, devices and related accessories. We have opened 31 Aio Wireless stores in recent months in select markets throughout the United States.

Non-GAAP Measures

GameStop reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes excluding certain items (restructuring, impairment and changes in management estimates) from the company’s financial results provides management and the investors with a clearer perspective of the current operating performance of the company and an improved comparison to prior period results. We believe it also provides useful information to investors and other users of GameStop's financial statements. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported GAAP financial results.

About GameStop

GameStop Corp. (NYSE: GME), a Fortune 500 and S&P 500 company headquartered in Grapevine, Texas, is a global, multichannel video game, consumer electronics and wireless services retailer. GameStop operates more than 6,600 stores across 15 countries. The company’s consumer product network also includes www.gamestop.com; www.Kongregate.com, a leading browser-based game site; Game Informer® magazine, the world’s leading print and digital video game publication; www.buymytronics.com, an online consumer electronics trade-in platform; Simply Mac, the largest certified retailer of Apple’s full line of products; and Spring Mobile, an authorized dealer of AT&T wireless services.

General information about GameStop Corp. can be obtained at the company's corporate website. Follow GameStop on Twitter @ www.twitter.com/GameStop and find GameStop on Facebook @ www.facebook.com/GameStop.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for the first quarter and fiscal 2014, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. GameStop undertakes no obligation to publicly update or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including console hardware and accessories; the timing of release of video game titles for current generation consoles; the risks associated with expanded international operations and the integration of acquisitions; the impact of increased competition and changing technology in the video game industry, including browser and mobile games and alternative methods of distribution; and economic, regulatory and other events, including litigation, that could reduce or impact consumer demand or affect the company’s business. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended Feb. 2, 2013 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com.

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	13 weeks	14 weeks
	ended	ended
	February 1, 2014	February 2, 2013

Net sales	$3,683.8	$3,561.5
Cost of sales	2,680.8	2,586.6

Gross profit	1,003.0	974.9

Selling, general and administrative
expenses	573.1	516.6
Depreciation and amortization	42.8	44.1
Goodwill impairments	10.2	-
Asset impairments and restructuring charges	18.5	1.9

Operating earnings	358.4	412.3

Interest expense, net	1.8	1.0

Earnings before income tax expense	356.6	411.3

Income tax expense	136.1	150.2

Net income attributable to GameStop Corp.	$220.5	$261.1

Net income per common share:
Basic[1]	$1.91	$2.17
Diluted[1]	$1.89	$2.15

Dividends per common share	$0.275	$0.25

Weighted average common shares
outstanding:
Basic	115.7	120.4
Diluted	116.9	121.5

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	72.8%	72.6%

Gross profit	27.2%	27.4%

Selling, general and administrative
expenses	15.5%	14.5%
Depreciation and amortization	1.2%	1.2%
Goodwill impairments	0.3%	0.0%
Asset impairments and restructuring charges	0.5%	0.1%

Operating earnings	9.7%	11.6%

Interest expense, net	0.0%	0.0%

Earnings before income tax expense	9.7%	11.6%

Income tax expense	3.7%	4.3%
Net income attributable to GameStop Corp.	6.0%	7.3%

1 Basic and diluted net income per share are calculated based on net income attributable to GameStop Corp.

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	52 weeks	53 weeks
	ended	ended
	February 1, 2014	February 2, 2013

Net sales	$9,039.5	$8,886.7
Cost of sales	6,378.4	6,235.2

Gross profit	2,661.1	2,651.5

Selling, general and administrative
expenses	1,892.4	1,835.9
Depreciation and amortization	166.5	176.5
Goodwill impairments	10.2	627.0
Asset impairments and restructuring charges	18.5	53.7

Operating earnings (loss)	573.5	(41.6)

Interest expense, net	4.7	3.3

Earnings (loss) before income tax expense	568.8	(44.9)

Income tax expense	214.6	224.9

Consolidated net income (loss)	354.2	(269.8)
Net loss attributable to noncontrolling interests	-	0.1
Net income (loss) attributable to GameStop Corp.	$354.2	$(269.7)

Net income (loss) per common share:
Basic[1]	$3.02	$(2.13)
Diluted[1]	$2.99	$(2.13)

Dividends per common share	$1.10	$0.80

Weighted average common shares
outstanding:
Basic	117.2	126.4
Diluted	118.4	126.4

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	70.6%	70.2%

Gross profit	29.4%	29.8%

Selling, general and administrative
expenses	21.0%	20.7%
Depreciation and amortization	1.8%	2.0%
Goodwill impairments	0.1%	7.0%
Asset impairments and restructuring charges	0.2%	0.6%

Operating earnings (loss)	6.3%	(0.5%)

Interest expense, net	0.0%	0.0%

Earnings (loss) before income tax expense	6.3%	(0.5%)

Income tax expense	2.4%	2.5%
Consolidated net income (loss)	3.9%	(3.0%)

Net loss attributable to noncontrolling interests	0.0%	0.0%

Net income (loss) attributable to GameStop Corp.	3.9%	(3.0%)

1 Basic and diluted net income per share are calculated based on consolidated net income (loss) attributable to GameStop Corp.

GameStop Corp.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	February 1,	February 2,
	2014	2013
ASSETS:
Current assets:
Cash and cash equivalents	$536.2	$374.4
Receivables, net	84.4	73.6
Merchandise inventories, net	1,198.9	1,171.3
Prepaid expenses and other current assets	78.4	68.5
Deferred income taxes	51.7	61.7
Total current assets	1,949.6	1,749.5

Property and equipment:
Land	20.4	22.5
Buildings & leasehold improvements	609.6	606.4
Fixtures and equipment	841.8	926.0
Total property and equipment	1,471.8	1,554.9

Less accumulated depreciation and amortization	995.6	1,030.1
Net property and equipment	476.2	524.8

Goodwill	1,414.7	1,383.1
Other noncurrent assets	250.9	214.8
Total assets	$4,091.4	$3,872.2

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$783.9	$611.6
Accrued liabilities	942.1	842.3
Total current liabilities	1,726.0	1,453.9

Other long-term liabilities	114.0	132.0
Total liabilities	1,840.0	1,585.9

Stockholders' equity	2,251.4	2,286.3
Total liabilities and stockholders' equity	$4,091.4	$3,872.2

GameStop Corp.

Schedule I
Sales Mix
(unaudited)

	13 Weeks Ended		14 Weeks Ended
	Feb. 1, 2014		Feb. 2, 2013
	Net	Percent	Net	Percent
	Sales	of Total	Sales	of Total
Net Sales (in millions):

New video game hardware	$1,158.6	31.5%	$616.7	17.3%
New video game software	1,214.7	33.0%	1,607.7	45.1%
Pre-owned and value video game products	741.9	20.1%	752.8	21.1%
Video game accessories	244.2	6.6%	255.4	7.2%
Digital	66.1	1.8%	69.9	2.0%
Mobile and consumer electronics	136.1	3.7%	109.2	3.1%
Other	122.2	3.3%	149.8	4.2%

Total	$3,683.8	100.0%	$3,561.5	100.0%

	52 Weeks Ended		53 Weeks Ended
	Feb. 1, 2014		Feb. 2, 2013
	Net	Percent	Net	Percent
	Sales	of Total	Sales	of Total
Net Sales (in millions):

New video game hardware	$1,730.0	19.1%	$1,333.4	15.0%
New video game software	3,480.9	38.5%	3,582.4	40.3%
Pre-owned and value video game products	2,329.8	25.8%	2,430.5	27.4%
Video game accessories	560.6	6.2%	611.8	6.9%
Digital	217.7	2.4%	208.4	2.3%
Mobile and consumer electronics	303.7	3.4%	200.3	2.3%
Other	416.8	4.6%	519.9	5.8%

Total	$9,039.5	100.0%	$8,886.7	100.0%

Schedule II
Gross Profit Mix
(unaudited)

	13 Weeks Ended		14 Weeks Ended
	Feb. 1, 2014		Feb. 2, 2013
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$127.0	11.0%	$43.6	7.1%
New video game software	309.1	25.4%	353.7	22.0%
Pre-owned and value video game products	355.9	48.0%	356.4	47.3%
Video game accessories	94.2	38.6%	97.7	38.3%
Digital	45.0	68.1%	43.7	62.5%
Mobile and consumer electronics	26.9	19.8%	23.5	21.5%
Other	44.9	36.7%	56.3	37.6%

Total	$1,003.0	27.2%	$974.9	27.4%

	52 Weeks Ended		53 Weeks Ended
	Feb. 1, 2014		Feb. 2, 2013
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$176.5	10.2%	$101.7	7.6%
New video game software	805.3	23.1%	786.3	21.9%
Pre-owned and value video game products	1,093.9	47.0%	1,170.1	48.1%
Video game accessories	220.5	39.3%	237.9	38.9%
Digital	149.2	68.5%	120.9	58.0%
Mobile and consumer electronics	65.1	21.4%	41.3	20.6%
Other	150.6	36.1%	193.3	37.2%

Total	$2,661.1	29.4%	$2,651.5	29.8%

GameStop Corp.

Schedule III
(unaudited)
Non-GAAP results

The following table reconciles the company's net income and earnings per share as presented in its audited Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles ("GAAP") to its non-GAAP net income and earnings per share, excluding asset impairments and changes in management estimates.

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	Feb. 1, 2014	Feb. 2, 2013	Feb. 1, 2014	Feb. 2, 2013
GAAP Net Income (loss)	$220.5	$261.1	$354.2	$(269.7)

Goodwill impairments	10.2	-	10.2	627.0
Intangible asset impairments	1.3	-	1.3	29.4
Property, equipment & other asset impairments	11.3	1.2	11.3	16.3
Change in customer liabilities	(20.9)	-	(20.9)	-

Non-GAAP Net Income	$222.4	$262.3	$356.1	$403.0

Non-GAAP earnings per share
Basic	$1.92	$2.18	$3.04	$3.19
Diluted	$1.90	$2.16	$3.01	$3.17

Number of shares used in non-GAAP calculation
Basic	115.7	120.4	117.2	126.4
Diluted	116.9	121.5	118.4	127.1

CONTACT:
Matt Hodges
Vice President,
Public and Investor Relations
GameStop Corp.
(817) 424-2130